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                                                                     EXHIBIT A.4

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                         GMAM ABSOLUTE RETURN STRATEGIES
                                    FUND, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                          DATED AS OF NOVEMBER 22, 2002

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                                TABLE OF CONTENTS

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                                                                                                      PAGE
ARTICLE I DEFINITIONS....................................................................................1

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS............................................................5

   2.1     FORMATION OF LIMITED LIABILITY COMPANY. ......................................................5

   2.2     NAME..........................................................................................6

   2.3     PLACE OF BUSINESS AND REGISTERED OFFICE.......................................................6

   2.4     DURATION......................................................................................6

   2.5     OBJECTIVE AND BUSINESS OF THE COMPANY.........................................................6

   2.6     BOARD OF MANAGERS.............................................................................7

   2.7     MEMBERS.......................................................................................7

   2.8     ORGANIZATIONAL MEMBER. .......................................................................8

   2.9     BOTH MANAGERS AND MEMBERS.....................................................................8

   2.10    FUND ASSETS AND LIABILITIES...................................................................8

   2.11    DEALINGS WITH FUNDS...........................................................................8

   2.12    LIMITED LIABILITY. ...........................................................................8

ARTICLE III MANAGEMENT...................................................................................9

   3.1     MANAGEMENT AND CONTROL. ......................................................................9

   3.2     ACTIONS BY THE BOARD OF MANAGERS. ...........................................................10

   3.3     MEETINGS OF MEMBERS..........................................................................10

   3.4     OTHER ACTIVITIES OF MEMBERS, MANAGERS,
            OFFICERS AND EMPLOYEES......................................................................11

   3.5     DUTY OF CARE.................................................................................11

   3.6     INDEMNIFICATION..............................................................................12

   3.7     FEES, EXPENSES AND REIMBURSEMENT. ...........................................................14
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
ARTICLE IV TERMINATION OF STATUS OF MANAGERS;
            TRANSFERS AND REPURCHASES...................................................................14

   4.1     TERMINATION OF STATUS OF A MANAGER. .........................................................14

   4.2     REMOVAL OF THE MANAGERS. ....................................................................14

   4.3     TRANSFER OF INTERESTS OF MEMBERS. ...........................................................14

   4.4     REPURCHASE OF INTERESTS. ....................................................................15

ARTICLE V CAPITAL.......................................................................................18

   5.1     CONTRIBUTIONS TO CAPITAL. ...................................................................18

   5.2     RIGHTS OF MEMBERS TO CAPITAL. ...............................................................18

   5.3     CAPITAL ACCOUNTS. ...........................................................................19

   5.4     ALLOCATION OF NET PROFIT AND NET LOSS........................................................19

   5.5     ALLOCATION OF CERTAIN EXPENDITURES...........................................................19

   5.6     RESERVES.....................................................................................19

   5.7     TAX ALLOCATIONS. ............................................................................20

   5.8     ALLOCATION OF ORGANIZATIONAL EXPENSES........................................................22

   5.9     DISTRIBUTIONS. ..............................................................................22

   5.10    WITHHOLDING..................................................................................22

ARTICLE VI DISSOLUTION AND LIQUIDATION..................................................................23

   6.1     DISSOLUTION. ................................................................................23

   6.2     LIQUIDATION OF ASSETS........................................................................24

ARTICLE VII ACCOUNTING, VALUATIONS AND BOOKS
             AND RECORDS................................................................................25

   7.1     FUND REPORTING. .............................................................................25

   7.2     FUND ACCOUNTING AND REPORTS..................................................................25

   7.3     DETERMINATIONS BY THE BOARD OF MANAGERS. ....................................................26

   7.4     VALUATION OF ASSETS..........................................................................26
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
ARTICLE VIII MISCELLANEOUS PROVISIONS...................................................................27

   8.1     AMENDMENT OF LIMITED LIABILITY COMPANY
            AGREEMENT...................................................................................27

   8.2     SPECIAL POWER OF ATTORNEY....................................................................28

   8.3     NOTICES......................................................................................29

   8.4     AGREEMENT BINDING UPON SUCCESSORS
            AND ASSIGNS. ...............................................................................29

   8.5     APPLICABILITY OF 1940 ACT AND FORM N-2. .....................................................29

   8.6     CHOICE OF LAW. ..............................................................................29

   8.7     NOT FOR BENEFIT OF CREDITORS.................................................................30

   8.8     CONSENTS.....................................................................................30

   8.9     MERGER AND CONSOLIDATION.....................................................................30

   8.10    PRONOUNS. ...................................................................................30

   8.11    CONFIDENTIALITY..............................................................................30

   8.12    CERTIFICATION OF NON-FOREIGN STATUS..........................................................31

   8.13    SEVERABILITY.................................................................................31

   8.14    FILING OF RETURNS. ..........................................................................31

   8.15    TAX MATTERS PARTNER. ........................................................................32

   8.16    SECTION 754 ELECTION. .......................................................................32
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

                    GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC
            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GMAM Absolute Return Strategies Fund, LLC (the "Company") is dated as of November 22, 2002 by and among General Motors Investment Management Corporation, a Delaware Corporation ("GMIMCo"), each existing Member and those Persons hereinafter admitted as Members.

                              W I T N E S S E T H :

     WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on June 13, 2001, as corrected by a Certificate of Correction dated and filed with the Secretary of State of Delaware on June 19, 2001, and as amended by a Certificate of Amendment to Certificate of Formation dated and filed with the Secretary of State of Delaware on November 21, 2002; and

     WHEREAS, the Organizational Member, as Organizational Member and Manager, executed a Limited Liability Company Agreement of the Company (the "Prior Agreement") dated as of June 15, 2001; and

     WHEREAS, by letter to the Company dated as of June 19, 2001, the Organizational Member withdrew as Organizational Member; and

     WHEREAS, by Sole Member Consent dated March 28, 2002, First Plaza Group Trust, as sole Member of the Company, accepted the resignation of the Organizational Member as Manager of the Company and pursuant to the terms of the Prior Agreement duly elected GMIMCo as Manager of the Company; and

     WHEREAS, First Plaza Group Trust, as sole Member of the Company, and GMIMCo, as Manager of the Company, wish to enter into this Amended and Restated Limited Liability Company Agreement;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement:

     "Advisor" GMIMCo in its capacity as the principal investment adviser to the Funds and the Company pursuant to the Investment Advisory Agreement (or any successor to GMIMCo in such capacity).

     "Affiliate" An affiliated person as such term is defined in the 1940 Act.

     "Agreement" This Amended and Restated Limited Liability Company Agreement, as amended from time to time.

     "Board of Managers" The Board of Managers established pursuant to Section 2.6.

     "Capital Account" With respect to each Member, the capital account established and maintained on behalf of such Member pursuant to Section 5.3 hereof.

     "Certificate" The Certificate of Formation of the Company dated and filed with the Secretary of State of Delaware on June 13, 2001, as corrected by a Certificate of Correction dated and filed with the Secretary of State of Delaware on June 19, 2001, and as amended by a Certificate of Amendment to Certificate of Formation dated and filed with the Secretary of State on Delaware on November 21, 2002, and any further amendments thereto as filed with the office of the Secretary of State of Delaware.

     "Closing Date" For each Fund, the first date on or as of which a Member other than the Organizational Member is admitted to such Fund.

     "Code" The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Company" The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

     "Delaware Act" The Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

     "Expense Allocation Date" The Closing Date of each Fund other than the First Fund, and thereafter each day, through and including the date which is twelve months after the Closing Date of such Fund, as of which a contribution to the capital of such Fund is made pursuant to Section 5.1 hereof.

     "Expiration Date" The date defined as such in Section 4.4(a) hereof.

     "First Fund" The first Fund formed under this Agreement.

     "First Fund Expense Allocation Date" The Closing Date of the First Fund, and thereafter each day, through and including the date which is twelve months after the Closing Date, as of which a contribution to the capital of the First Fund is made pursuant to Section 5.1 hereof.

     "First Fund Organizational Expenses" The expenses incurred by the First Fund in connection with the formation of the Company and the First Fund, the initial registration of the Company as an investment company under the 1940 Act and the initial offering of Interests of the First Fund.

     "Fiscal Period" For each Fund, the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the

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preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

          (1) the last day of a fiscal quarter of such fund;
          (2) the last day of a Fiscal Year of such fund;
          (3) the last day of a taxable year of such fund;
          (4) the day preceding any day as of which a contribution to the capital of such a Fund is made pursuant to Section 5.1;
          (5) the day preceding any day as of which such a Fund repurchases any Interest or portion of an Interest of any Member; or
          (6) any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

     "Fiscal Year" The period commencing on the Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 of each year and ending on December 31 of such year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall elect another fiscal year for the Company.

     "Form N-2" The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

     "Fund" Defined in Section 2.5(a) of this Agreement.

     "Independent Managers" Those Managers who are not "interested persons" of the Company as such term is defined in the 1940 Act.

     "Initial Payment" The amount defined as such in Section 4.4(f) hereof.

     "Interest" The entire ownership interest in a Fund at any particular time of a Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.3 hereof, including the rights and obligations of such Member or other Person under this Agreement and the Delaware Act.

     "Investment Advisory Agreement" A separate written agreement entered into by the Company and the Advisor pursuant to which the Advisor provides Management Services to the Company and the Funds.

     "Investment Funds" Unregistered investment funds and registered investment companies.

     "Investment Managers" Investment advisers (which may include the Advisor) who enter into advisory agreements to manage a designated portfolio of investments for a Fund or who manage Investment Funds in which a Fund has invested.

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     "Investment Percentage" A percentage established for each Member on a
Fund's books as of the first day of each Fiscal Period. Such percentage, which shall remain in effect for such Fiscal Period, shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

     "Management Services" Such investment advisory and other services as the Advisor is required to provide to the Company pursuant to the Investment Advisory Agreement.

     "Manager" A Person designated as a manager of the Company pursuant to the provisions of this Agreement and who serves on the Board of Managers of the Company.

     "Member" Any Person who shall have been admitted to a Fund as a member (including any Manager in such Person's capacity as a member of such Fund but excluding any Manager in such Person's capacity as a Manager) until such Fund repurchases the entire Interest of such Person as a member pursuant to Section
4.4 hereof or a substituted Member or Members are admitted with respect to any such Person's entire Interest as a member pursuant to Section 4.3 hereof. Such term includes the Advisor to the extent the Advisor makes a capital contribution to a Fund and shall have been admitted to such Fund as a member.

     "Negative Basis" The amount defined as such in Section 5.7(c)(iii).

     "Negative Basis Member" A Member defined as such in Section 5.7(c)(iv) hereof.

     "Net Assets" The total value of all assets of a Fund, less an amount equal to all accrued debts, liabilities and obligations of such Fund, calculated before giving effect to any repurchases of Interests.

     "Net Profit or Net Loss" The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of a Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Sections 5.5 and 5.6 hereof and Organizational Expenses allocated among the Capital Accounts of the Members pursuant to Section 5.8 hereof.

     "1940 Act" The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

     "Notification" The notification defined as such in Section 4.4(a) hereof.

     "Organizational Expenses" The expenses incurred by each Fund except for the First Fund in connection with the formation of such Fund and the initial offering of Interests of such Fund.

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     "Organizational Member" GM Partners I, LLC, a Delaware limited liability company, with respect to GM ARS Partners I, a series of GM Partners I, LLC.

     "Pass-Thru Member" A Person defined as such in Section 8.15(b) hereof.

     "Person" A person as such term is defined in the 1940 Act.

     "Positive Basis" The amount defined as such in Section 5.7(b)(iii).

     "Positive Basis Member" A Member defined as such in Section 5.7(b)(iv) hereof.

     "Principal Manager" The Person, if any, designated as such pursuant to
Section 3.2(b) hereof.

     "Repurchase Notice" The notice defined as such in Section 4.4(a) hereof.

     "Securities" Securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

     "Transfer" The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

     "Valuation Date" The date defined as such in Section 4.4(a) or (e) hereof, as the case may be.

     "Valuation Date Note" The note defined as such in Section 4.4(f) hereof.

                                   ARTICLE II
                       ORGANIZATION; ADMISSION OF MEMBERS

     2.1  FORMATION OF LIMITED LIABILITY COMPANY.

     The Board of Managers shall execute and file or cause to be executed and filed in accordance with the Delaware Act any amendment to the Certificate, and shall execute and file or cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates, which, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

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     2.2  NAME.

     The name of the Company shall be "GMAM Absolute Return Strategies Fund, LLC" or such other name as the Board of Managers may hereafter adopt upon causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act.

     2.3  PLACE OF BUSINESS AND REGISTERED OFFICE.

     The Company shall maintain an office at such place or places as may be designated from time to time by the Board of Managers.

     The Company shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.

     2.4  DURATION.

     The term of the Company commenced on the initial filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof. Any Fund organized by the Company shall also continue indefinitely, in the absence of dissolution, provided that a Fund may be terminated and its affairs wound up without causing the dissolution of the Company or any other Fund.

     2.5  OBJECTIVE AND BUSINESS OF THE COMPANY.

          (a) The Company is organized to offer one or more series of membership interests (each a "Fund" and collectively the "Funds"). Each Fund can issue multiple classes of equity membership and/or debt interests. The Board of Managers, on behalf of the Company, may create one or more Funds (and one or more classes of equity membership and/or debt interests in any Fund or Funds) at any time without the approval of any Members. Each Fund will be treated as a separate partnership for federal income tax purposes and will have such relative rights, powers and duties, and invest in such Securities and other instruments and assets, as the Board of Managers shall deem proper, including rights, powers and duties senior or subordinate to other Funds. The Funds in existence from time to time will be set forth in Exhibit A hereto.

          (b) The Company may engage in any legal activity, whatsoever, without limitation. The Company and the Funds may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business.

          (c) The Company may register as an investment company under the 1940 Act.

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     2.6  BOARD OF MANAGERS.

          (a) The number of Managers shall be fixed from time to time by the Board of Managers. Until changed by the Board of Managers, the Board of Manager shall consist of three Managers. By signing this Agreement or the signature page of a Fund's subscription agreement, a Member admitted on a Closing Date shall be deemed to have voted for the election of each of the then current Managers of the Board of Managers. The Board of Managers may from time to time, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Managers and the provisions of
Section 3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any Person who shall agree to be bound by all of the terms of this Agreement as a Manager of the Company. GMIMCo hereby resigns as Manager effective immediately following the execution of this Agreement by GMIMCo and each existing Member as of the day and year first above written and each of Charles A. Hurty, W. Allen Reed and Robert E. Shultz is hereby designated as a Manager effective upon the later of his agreement to be bound by all of the terms of this Agreement as a Manager of the Company and the effectiveness of GMIMCo's resignation as Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company.

          (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, subject to any applicable requirements of the 1940 Act. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so to the extent necessary to meet any applicable requirements of the 1940 Act.

          (c) In the event that no Manager remains to continue the business of the Company, the Advisor shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company and the Funds shall be liquidated and distributed pursuant to Section 6.2 hereof.

     2.7  MEMBERS.

          The Board of Managers may admit one or more Members at such time or times as it determines. Members may be admitted to a Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Fund's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Managers may in its absolute discretion reject any subscription for Interests. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member.

     2.8  ORGANIZATIONAL MEMBER.

     The Organizational Member withdrew from the Company as the Organizational Member on June 19, 2001.

     2.9  BOTH MANAGERS AND MEMBERS.

     A Member may at the same time be a Manager and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

     2.10 FUND ASSETS AND LIABILITIES.

     The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Company generally or any other Fund, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Fund shall be enforceable against the assets of such Fund.

     2.11 DEALINGS WITH FUNDS.

     To the extent permitted by applicable law and subject to the provisions of this Agreement and any procedures approved by the Board of Managers, the Board of Managers is hereby authorized to cause Company and/or one or more Funds to purchase property from, sell property to or otherwise deal with any Member or Manager, acting on its own behalf; provided, however, that any such purchase, sale or other transaction shall be made on commercially reasonable terms as determined by the Board of Managers in good faith.

     2.12 LIMITED LIABILITY.

     No Member shall be personally liable for any debt, obligation or liability of the Company or any Fund, except to the extent required by this Agreement or the Delaware Act; provided, however, that a Member shall be required, and hereby authorizes and empowers the Board of Managers to instruct any bank in which any Member has an account to which funds are transferred or deposited pursuant to this Agreement, to return any distribution made to it in error. To the extent any Member is required by the Delaware Act to return to the Company or any Fund any distributions made to it and does so, such Member shall have a right of contribution from each other Member similarly liable to return distributions made to it to the extent that such Member has returned a greater percentage of the total distribution made to it and required to be returned by it than the percentage of the total distributions made to such other Member and so required to be returned by such other Member.

                                   ARTICLE III
                                   MANAGEMENT

     3.1  MANAGEMENT AND CONTROL.

          (a) Management and control of the business of the Company and the Funds shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and the Funds and in their respective names, to exercise all rights, powers and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company, the Funds and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company or any Fund except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company and the Funds as are customarily vested in a director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company and the Funds as are customarily vested in a director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Company and the Funds shall have no Managers, the Advisor shall continue to serve as the Advisor to the Company and the Funds and to provide Management Services to the Company and the Funds.

          (b) Each Member agrees not to treat, on its income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company or any Fund. The Board of Managers shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company and the Funds under any provisions of the Code or any other revenue laws.

          (c) Members (other than the Advisor, if it shall become a Member but acting in its capacity as the Advisor, or a Member that is also a Manager and acting in his capacity as a Manager) shall have no right to participate in and shall take no part in the management or control of the Company's or a Fund's business and shall have no right, power or authority to act for or bind the Company or such Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

          (d) The Board of Managers may delegate to any other Person any right, power or authority vested by this Agreement or by applicable law in the Board of Managers to the extent permissible under applicable law. Without limiting the generality of the foregoing, the Board of Managers may cause the Company to enter into the Investment Advisory Agreement, as well as other agreements with third parties, containing such terms and conditions, including with respect to compensation and indemnification, as they deem appropriate in their discretion.

     3.2  ACTIONS BY THE BOARD OF MANAGERS.

          (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only (i) by the affirmative vote of a majority of Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of Managers shall be present (in person or, if in-person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all Managers without a meeting, if permissible under the 1940 Act to the extent such Act is applicable to the Company.

          (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings of the Board of Managers. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in-person attendance at a meeting is required by the 1940 Act. A majority of Managers shall constitute a quorum at any meeting.

     3.3  MEETINGS OF MEMBERS.

          (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting not less than ten (10) calendar days prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by applicable law or this Agreement
(i) at all elections of Managers, those candidates receiving a plurality of the votes cast shall be elected as Managers and (ii) any other actions shall be authorized by a majority of the votes cast. Any matter required to be submitted for approval under the provisions of the 1940 Act, Delaware law or otherwise to the Members shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the Interests of each class or Fund affected by such matter as set forth in Rule 18f-2 under the 1940 Act to the extent that such Rule and Act are applicable to the Company.

          (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as in effect on the record date for such meeting. Except as otherwise provided in this Agreement, the determination of the number of votes a Member shall be entitled to cast at any meeting of Members shall be made based upon all Funds being considered as a single Fund. The Board of Managers shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decides to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast (or, in the case of the election of a Manager, a plurality of such votes) or such greater percentage as may be required in order to approve such action.

     3.4  OTHER ACTIVITIES OF MEMBERS, MANAGERS, OFFICERS AND EMPLOYEES.

          (a) No Manager, nor any officer or employee of the Company, shall be required to devote full time to the affairs of the Company and the Funds, but only such time as may reasonably be required to perform his or her obligations with respect to the Company and the Funds.

          (b) Any Member, Manager, officer or employee, and any Affiliate of any such Person, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member, Manager, officer or employee shall have any rights in or to such activities of any other Member, Manager, officer or employee or any profits derived therefrom.

     3.5  DUTY OF CARE.

     Except to the extent inconsistent with applicable law, no Manager, officer employed by the Advisor or employee employed by the Advisor shall be liable to the Company, to a Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services with respect to the Company or any Fund, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager, officer employed by the Advisor or employee employed by the Advisor, as the case may be, constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office.

     3.6  INDEMNIFICATION.

          (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.6(b) hereof, indemnify each Manager, officer employed by the Advisor and employee employed by the Advisor (including for this purpose his or her Affiliates and executors, heirs, assigns, successors or other legal representatives) against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager, officer or employee of the Company or any Fund or other indemnitee or the past or present performance of services to the Company or any Fund, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.6 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.6 to the fullest extent permitted by law.

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.6(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company, a Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.6(a) hereof if (i) approved as in the best interests of the Company by a majority of Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company, a Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company, a Fund or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.6 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company, a Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager, officer employed by the Advisor or employee employed by the Advisor (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.6 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.6 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager, the officer or employee or other person claiming a right to indemnification under this Section 3.6 has not met the applicable standard of conduct set forth in this Section 3.6. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.6, the burden of proving that the Manager, officer or employee or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.6 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company, a Fund or its Members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.6 or to which such indemnitee may otherwise be entitled except out of the assets of the Company and the appropriate Fund, and except as otherwise provided in this Agreement no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses. If the Company or a Fund has insufficient funds to pay any obligation or liability arising out of this Section 3.6 or in connection with any Securities in which it may have invested from time to time, the Board of Managers may recall amounts referred to in Section 5.3(d)(i) hereof pro rata.

          (f) The rights of indemnification and recall provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section
3.6 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager, officer, employee or other person.

     3.7  FEES, EXPENSES AND REIMBURSEMENT.

          (a) The Board of Managers may cause the Company to compensate each Manager for his or her services as such. In addition, each Manager shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by him in performing his duties under this Agreement.

          (b) Each Fund shall bear all of its own operating expenses other than those specifically required to be borne by the Advisor or another party pursuant to the Investment Advisory Agreement or another agreement with the Company. The Advisor shall be entitled to reimbursement from a Fund for any expenses that it pays on behalf of the Fund.

                                   ARTICLE IV
          TERMINATION OF STATUS OF MANAGERS; TRANSFERS AND REPURCHASES

     4.1  TERMINATION OF STATUS OF A MANAGER.

     The status of a Manager shall terminate if such Manager (a) reaches the age of 75, (b) dies, (c) is adjudicated incompetent, (d) resigns as a Manager, (e) is removed as a Manager, (f) is certified by a physician to be mentally or physically unable to perform his duties hereunder, (g) is declared bankrupt by a court with appropriate jurisdiction, files a petition commencing a voluntary case under any bankruptcy law or makes an assignment for the benefit of creditors, (h) has a receiver appointed to administer the property or affairs of such Manager, or (i) otherwise ceases to be a Manager of the Company and the Funds under the Delaware Act.

     4.2  REMOVAL OF THE MANAGERS.

     Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all of the Members of all of the Funds.

     4.3  TRANSFER OF INTERESTS OF MEMBERS.

          (a) An Interest in a Fund may be Transferred only by operation of law pursuant to the death, divorce, bankruptcy or incompetency of a Member or with the written consent of the Board of Managers (which may be withheld in its sole discretion).

          (b) Any transferee that acquires an Interest in a Fund by operation of law as the result of the death, divorce, bankruptcy, or incompetency of a Member or otherwise as determined by the Board of Managers in its sole discretion shall be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of this Agreement, and to tender the Interest for repurchase by the Fund, but shall not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, the Member effecting a Transfer shall remain liable for all liabilities and obligations relating to the transferred Interest (unless the Board of Managers otherwise consents in writing in its sole discretion) and the transferee shall not become a substitute Member except with the consent of the Board of Managers. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

          (c) Each Member shall indemnify and hold harmless the Company, the Managers, the Advisor, the Fund, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

          (d)  Any Transfer in contravention of any of the provisions of this
Section 4.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Company or any of the Funds.

     4.4  REPURCHASE OF INTERESTS.

          (a) Except as otherwise provided in this Agreement, no Member or other Person holding an Interest or portion thereof shall have the right to withdraw or tender to a Fund for repurchase such Interest or portion thereof. The Board of Managers from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, may cause a Fund to repurchase Interests or portions thereof pursuant to written tenders. However, no Fund shall offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has been advised by counsel to the Company to the effect that such more frequent offers should not cause any adverse tax consequences to such Fund. In determining whether to cause a Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of the Advisor, and shall also consider the following factors, among others:

          (1) whether any Members have requested to tender Interests or portions thereof to the Fund;

          (2)  the liquidity of the Fund's assets;

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

          (3) the investment plans and working capital requirements of the Fund;

          (4) the relative economies of scale with respect to the size of the Fund;

          (5) the history of the Fund in repurchasing Interests or portions thereof;

          (6) the availability of information as to the value of the Fund's interests in Investment Funds and managed accounts;

          (7) the existing conditions of the securities markets and the economy generally, as well as political, national and international developments or current affairs; and

          (8) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

     In the event a Fund tenders to repurchase Interests, the Board of Managers shall deliver a notice (the "Repurchase Notice") to each of the Members of such Fund describing the terms of the tender offer. A Member choosing to tender an Interest for repurchase must provide a written non-binding notification to the Fund (the "Notification") by the date specified in the Repurchase Notice; provided that the Notification shall become a binding offer of tender if not withdrawn by the Member by written notice to the Fund received by it on or before the Expiration Date, as defined below. The Repurchase Notice will specify the date (the "Expiration Date") by which the Member must tender an Interest (or portion thereof) for repurchase. The Expiration Date will be no less than 30 calendar days prior to the date as of which the Interests are to be repurchased (the "Valuation Date").

          (b) A Member who tenders for repurchase only a portion of such Member's Interest shall be required to maintain a Capital Account balance at least equal to such amount as may be established from time to time by the Board of Managers.

          (c) Except to the extent inconsistent with applicable law, the Board of Managers may establish a redemption fee payable to the Fund under such circumstances as the Board of Managers may determine from time to time.

          (d) The Advisor or any Affiliate thereof may tender its Interest or a portion thereof as a Member under Section 4.4(a) hereof.

          (e) The Board of Managers may cause the Fund to repurchase an Interest or portion thereof (the date of such repurchase also a Valuation Date) of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

          (1) such an Interest or portion thereof has been transferred, or an attempt has been made to transfer such Interest, in violation of
               Section 4.3 hereof or of the Form N-2, including by reason of an Interest or portion thereof having been transferred or vested in any person by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of a Member;

          (2) ownership of such an Interest by a Member or other person will cause the Company or the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company or the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

          (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Fund, the Board of Managers, the Advisor or any Affiliate of any of the foregoing, or may subject the Company, the Fund or any of the Members to an undue risk of adverse tax or other consequences;

          (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

          (5) it would be in the best interests of the Company or the Fund, as determined by the Board of Managers in its absolute discretion, for the Fund to repurchase such an Interest or portion thereof.

          (f) Promptly after the Valuation Date, the Fund will give to each Member whose Interest is being repurchased (i) cash or a promissory note (the "Valuation Date Note"), which will be non-interest bearing and non-transferable, in an amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of the Interest repurchased by the Fund determined as of the Valuation Date of such repurchase (which amount shall be reduced by the full amount of any redemption fee with respect to such Interest) (the "Initial Payment") and (ii) if determined to be appropriate by the Board of Managers or if the Initial Payment is less than one hundred percent (100%) of the estimated unaudited net asset value (as so reduced), an additional promissory note, which will be non-interest bearing and non-transferable, entitling the holder thereof to a contingent payment equal to the excess, if any, of (A) the net asset value of the Interest repurchased by the Fund as of the Valuation Date, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchase was effective, less any applicable redemption fee over (B) the Initial Payment. Any Valuation Date Note shall be due and payable not more than forty-five (45) days after the Valuation Date or, if the Fund has requested withdrawal of its capital from any Investment Funds or managed accounts in order to fund the repurchase of Interests, ten (10) business days after the Fund has received at least ninety percent (90%) of the aggregate amount withdrawn by the Fund from such Investment Funds and managed accounts. All repurchases of Interests shall be subject to any and all conditions as the Board of Managers may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital Account or portion thereof, as applicable, as of the Valuation Date, after giving effect to all allocations to be made to such Member's Capital Account as of such date including any applicable redemption fee. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the Valuation Date, equal to the amount to be repurchased.

                                    ARTICLE V
                                     CAPITAL

     5.1  CONTRIBUTIONS TO CAPITAL.

          (a) The minimum initial contribution of each Member to the capital of a Fund shall be such amount as the Board of Managers, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of a Fund upon acceptance as a contribution to the capital of such Fund. The Managers shall not be entitled to make voluntary contributions of capital to a Fund as Managers of the Company, but may make voluntary contributions to the capital of a Fund as Members.

          (b) The Members may make additional contributions to the capital of a Fund in such minimum amount and effective as of such times as the Board of Managers in its discretion may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof.

          (c) The Board of Managers may, in its discretion, establish a placement fee in an amount to be determined by the Board of Managers. Such placement fee will be added to the Member's subscription amount and will not constitute a capital contribution made by the Member to a Fund nor part of the assets of such Fund.

          (d) Except as otherwise permitted by the Board of Managers (i) initial and any additional contributions to the capital of a Fund by any Member shall be payable in cash or in such Securities that the Board of Managers, in its absolute discretion, may agree to accept on behalf of a Fund and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. In addition to any placement fee, a Fund may charge each Member making a contribution in Securities to the capital of a Fund such amount as may be determined by the Board of Managers not exceeding 2.5% of the value of such contribution in order to reimburse the Fund for any costs incurred by the Fund by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Fund to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.4 hereof as of the date of contribution.

     5.2  RIGHTS OF MEMBERS TO CAPITAL.

     No Member shall be entitled to interest on any contribution to the capital of a Fund, nor shall any Member be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of a part or all of such Member's Interest pursuant to Section 4.4 hereof or (b) upon the liquidation of the Company's or the Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for such return. No Member shall have the right to require partition of the Company's or a Fund's property or to compel any sale or appraisal of the Company's or Fund's assets.

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

     5.3  CAPITAL ACCOUNTS.

          (a) Each Fund shall maintain a separate Capital Account for each Member.

          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.4 hereof) (net of any liabilities secured by such Securities that the Fund is considered to assume or take subject to Section 752 of the Code) constituting such Member's initial contribution to the capital of the Fund.

          (c)  Each Member's Capital Account shall be increased by the sum of
(i) the amount of cash and the value of any Securities (determined in accordance with Section 7.4 hereof) (net of any liabilities secured by such Securities that the Fund is considered to assume or take subject to Section 752 of the Code) constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.4, 5.9 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to Section 752 of the Code) plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.6 hereof.

     5.4  ALLOCATION OF NET PROFIT AND NET LOSS.

     As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages at the end of such Fiscal Period.

     5.5  ALLOCATION OF CERTAIN EXPENDITURES.

     Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by a Fund, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited to the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by such Fund.

     5.6  RESERVES.

          (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board of Managers, such reserves to be in the amounts that the Board of Managers in its sole discretion deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those Persons who are Members at the time when such reserve is created, increased or decreased, as the case may be, unless otherwise determined by the Board of Managers in its sole discretion.

          (b) If at any time an amount is paid or received by a Fund (other than contributions to the capital of such Fund, distributions or repurchases of Interests or portions thereof) which exceeds lesser of $100,000 or 1% of the Net Assets of such Fund and that amount was not accrued or reserved with respect to, but would nevertheless in accordance with the Company's accounting practices be treated as applicable to, one or more prior Fiscal Periods, then the Board of Managers may in its sole discretion determine that such amount be proportionately charged or credited, as appropriate, to those Persons who were Members during such prior Fiscal Period.

          (c)  If any amount is required by paragraph (a) or (b) of this Section
5.6 to be charged or credited to a Person who is no longer a Member, such amount shall be paid by or to such Person, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates plus reductions in such Capital Account prior to such time pursuant to Section 5.3(d)(i) hereof. To the extent that a former Member fails to pay to the Company or Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

     5.7  TAX ALLOCATIONS.

          (a) For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections of the Code and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (b) If a Fund realizes capital gains (including short-term capital gains) or ordinary income ("gains") for Federal income tax purposes for any Fiscal Year during or as of the end of which all the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by such Fund pursuant to Article IV, the Board of Managers, in its sole discretion, may determine (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     As used herein, (iii) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which the value of its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code) and (iv) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by a Fund and who has Positive Basis as of the effective date of its withdrawal, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the first paragraph of this Section 5.7(b) equal to its Positive Basis as of the effective date of such repurchase.

          (c) If a Fund realizes capital losses (including short-term capital losses) or ordinary losses ("losses") for Federal income tax purposes for any Fiscal Year during or as of the end of which all the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by such Fund pursuant to Article IV, the Board of Managers, in its sole discretion, may determine (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     As used herein, (iii) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code) exceeds the value of its Interest as of such time and (iv) the term "Negative Basis Member" shall mean any Member whose Interest is repurchased by a Fund and who has Negative Basis as of the effective date of its withdrawal, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the first paragraph of this Section 5.7(c) equal to its Negative Basis as of the effective date of such repurchase.

     5.8  ALLOCATION OF ORGANIZATIONAL EXPENSES

          (a) As of the initial First Fund Expense Allocation Date, First Fund Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members of the First Fund in accordance with their respective Investment Percentages in the First Fund on such First Fund Expense Allocation Date.

          (b) As of each First Fund Expense Allocation Date following the initial First Fund Expense Allocation Date, all amounts previously debited against the Capital Account of a Member of the First Fund pursuant to this
Section 5.8 on the preceding First Fund Expense Allocation Date will be credited to the Capital Account of such Member, and First Fund Organizational Expenses then shall be re-allocated among and debited against the Capital Accounts of all Members of the First Fund in accordance with their respective Investment Percentages on such First Fund Expense Allocation Date.

          (c) As of the initial Expense Allocation Date with respect to a Fund other than the First Fund, Organizational Expenses of such Fund shall be allocated among and debited against the Capital Accounts of the Members of such Fund in accordance with their respective Investment Percentages in the Fund on such Expense Allocation Date.

          (d) As of each Expense Allocation Date following the initial Expense Allocation Date, all amounts previously debited against the Capital Account of a Member of such Fund pursuant to this Section 5.8 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses of such Fund then shall be re-allocated among and debited against the Capital Accounts of all Members of such Fund in accordance with their respective Investment Percentages on such Expense Allocation Date.

     5.9  DISTRIBUTIONS.

     The Board of Managers, in its sole discretion, may authorize each Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

     5.10 WITHHOLDING.

          (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to or payment upon repurchase of any Interest from any Member to the extent required by the Code or any other applicable law.

          (b) For purposes of this Agreement, any taxes so withheld by a Fund with respect to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable or payable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable or payable amounts, then such Member and any successor to such Member's Interest shall pay to the relevant Fund as a contribution to the capital of the Fund, upon demand of the Board of Managers, the amount of such excess.

          (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ARTICLE VI
                           DISSOLUTION AND LIQUIDATION

     6.1  DISSOLUTION.

     A Fund shall be dissolved:

          (1) upon the affirmative vote to dissolve such Fund by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members of such Fund;

          (2)  As contemplated by the last sentence of Section 2.6(c) hereof;

          (3) upon the expiration of any two and one quarter (2 1/4) year period that commences on the Expiration Date (as defined in Section 4.4 hereof) with respect to a Member's binding offer of tender to the Fund of all of such Member's Interest if such Interest has not been repurchased by the Fund; provided, however, that a Member who intends to cause the Fund to be dissolved pursuant to this clause (3) must so indicate in a separate written request submitted within the applicable two and one quarter (2 1/4) year period; or

          (4)  as required by operation of law.

     Dissolution of a Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but a Fund shall not terminate until the assets of such Fund have been liquidated in accordance with Section 6.2 hereof.

The Members hereby agree that dissolution of any Fund will not cause the dissolution of the Company or any other Fund.

The Company shall dissolve and commence winding up and liquidating, and the Certificate shall be canceled pursuant to the Delaware Act, in the event that all of the Funds are dissolved and the Managers either have resigned or so elect.

     6.2  LIQUIDATION OF ASSETS.

          (a)  Upon the dissolution of a Fund or the Company as provided in
Section 6.1 hereof, the Board of Managers shall promptly appoint the Advisor as the liquidator and the Advisor shall liquidate the business and administrative affairs of such Fund or the Company, except that if the Board of Managers does not appoint the Advisor as the liquidator or the Advisor is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund or Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

          (1) the debts of the Fund or Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's or Company's assets to the Members has been completed, shall first be paid;

          (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

          (3) the Members shall next be paid on a pro rata basis in accordance with their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this
               Section 6.2(a)(3).

          (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of a Fund or the Company, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund or Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                  ARTICLE VII
                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

     7.1  FUND REPORTING.

          (a) The Board of Managers shall cause each Fund to keep each of the following:

               (1) Separate books of account for the Fund which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Fund and the operation of its business in accordance with this Agreement.

               (2) A current list of the full name and last known business, residence, or mailing address of each Member;

               (3) A copy of the Certificate, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

               (4) Copies of the Company's and the Fund's federal, state and local income tax returns and reports, if any, for the three most recent years;

               (5)  Copies of this Agreement;

               (6) Copies of any writings permitted or required under Section 18-502 of the Delaware Act regarding the obligation of a Member to perform any enforceable promise to contribute cash or property or to perform services as consideration for such Member's capital contribution; and

               (7) Copies of audited financial statements of the Fund, which the Board of Managers shall cause to be prepared in accordance with generally accepted accounting principles using the accrual method of accounting on an annual basis, using the calendar year as its fiscal year, except to the extent otherwise required by the Code or selected by the Board of Managers and permitted or required by law. The Board of Managers shall have authority to utilize a cash method of accounting if its tax or accounting advisers determine that such a method is permissible for U.S. federal income tax purposes.

          (b) An individual Capital Account shall be maintained in the books and records of the Fund for each Member in accordance with the provisions of this Agreement.

     7.2  FUND ACCOUNTING AND REPORTS.

          (a) Each Fund shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of such Fund. The Fund's accounts shall be maintained in U.S. currency.

          (b) After the end of each Fiscal Year, each Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Interest as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

          (c) The Company shall furnish to each Member in a Fund a semi-annual report (containing unaudited financial statements) and an annual report (containing audited financial statements) of such Fund. The Company may furnish to each Member such other reports as it deems necessary or appropriate in its discretion.

     7.3  DETERMINATIONS BY THE BOARD OF MANAGERS.

          (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Board of Managers may make such adjustments to the computation of Net Profit, Net Loss or any components comprising either of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of each Fund and the intended allocation thereof among the Members.

     7.4  VALUATION OF ASSETS

          (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of each Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to applicable requirements of the 1940 Act. In determining the value of the assets of each Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records.

          (b) The Funds will value interests in Investment Funds at fair value, which ordinarily will be the value determined by their Investment Managers in accordance with the policies established by the relevant Investment Fund.

          (c) The value of Securities and other assets of the Funds and the net worth of each Fund as a whole determined pursuant to this Section 7.4 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.1  AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

          (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act, provided that, any amendments or additions to Exhibit A hereto need only be approved by the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act).

          (b)  Any amendment that would:

          (1) increase the obligation of a Member to make any contribution to the capital of the Company or a Fund; or

          (2) reduce the Capital Account of a Member other than in accordance with Article V;

               may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until
               (A) each Member has received written notice of such amendment and
               (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company or a Fund.

          (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.01 shall specifically include (but not in any way be limited to) the power to:

          (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

          (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

          (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that none of the Funds will be treated as an association or as a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code.

     8.2  SPECIAL POWER OF ATTORNEY.

          (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of a Fund's or the Company's assets appointed pursuant to Section 6.2 hereof, with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

          (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

          (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of a Fund; and

          (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

          (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company or the Funds without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company or a Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company and the Funds.

          (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and any liquidator referred to in Section 8.2(a) hereof and as such:

          (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company, a Fund, a Manager or a liquidator shall have had notice thereof; and

          (2) shall survive the delivery upon a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to a Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers and/or any liquidators to execute, acknowledge and file any instrument necessary to effect such substitution.

     8.3  NOTICES.

     Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by hand delivery, regular mail, commercial courier service or telecopier or if to the Company, a Fund or the Board of Managers, by hand delivery, registered or certified mail return receipt requested, commercial courier service or telecopier, and shall be addressed to the referenced Persons at their addresses as set forth in the books and records of the Company or, in the case of the Company or a Fund, as specified by the Board of Managers. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

     8.4  AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void. In addition, the provisions of Sections 3.4, 3.5, 3.6 and 8.15 hereof shall inure to the benefit of the other Persons specified therein (and their respective heirs, successors, assigns, executors, trustees or other legal representatives).

     8.5  APPLICABILITY OF 1940 ACT AND FORM N-2.

     The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affects numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

     8.6  CHOICE OF LAW.

     Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

     8.7  NOT FOR BENEFIT OF CREDITORS.

     Except as otherwise expressly provided herein (a) the provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, the Advisor and the Company and (b) this Agreement is not intended for the benefit of non-Member, non-Advisor creditors and no rights are granted to non-Member, non-Advisor creditors under this Agreement.

     8.8  CONSENTS.

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company and the relevant Fund.

     8.9  MERGER AND CONSOLIDATION.

          (a) The Company or a Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by
Section 18-209(f) of the Delaware Act (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

     8.10 PRONOUNS.

     All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or corporation may require in the context thereof.

     8.11 CONFIDENTIALITY.

          (a) Each Member covenants that, except as may be expressly required by a regulatory or administrative body which has jurisdiction over the operations of the Member, it will not divulge, furnish or make accessible to any other person (a) the name and/or address (whether business, residence or mailing) of any Member or (b) any records or information pertaining to the Company or any Fund (including with respect to Securities in which the Company or any Fund has invested or may invest) which the Company, any Fund, a Manager, the Advisor or their respective Affiliates has agreed to maintain confidential (collectively,

"Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

          (b) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Persons, the Fund and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members, the Fund and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member, a Fund or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

     8.12 CERTIFICATION OF NON-FOREIGN STATUS.

     Each Member or transferee of an Interest from a Member shall certify, upon admission to a Fund and at such other times thereafter as the Board of Managers may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

     8.13 SEVERABILITY.

     If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

     8.14 FILING OF RETURNS.

     The Board of Managers or its designated agent shall prepare and file, or cause the Advisor or accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of each Fund.

     8.15 TAX MATTERS PARTNER.

          (a) A Member of a Fund designated by the Board of Managers shall be designated on such Fund's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of
Section 6231(a)(7) of the Code. A Member so designated as the Tax Matters Partner for a Fund shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for a Fund under Section 6231(a)(7) of the Code and any Manager acting as the delegee thereof shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation and delegation.

          (b) Each Person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an Interest as a Member on behalf of, or for the benefit of, another Person or Persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another Person or Persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in each Fund holding such Interests through such Pass-Thru Member. In the event a Fund shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decisions shall be final and binding upon, the Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

     8.16 SECTION 754 ELECTION.

     In the event of a distribution of Fund property to a Member or an assignment or other Transfer (including by reason of death) of all or part of the Interest of a Member in the Fund, the Board of Managers, in its discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

     IN WITNESS WHEREOF, this Amended and Restated Agreement has been executed by the undersigned as of the day and year first above written.

                             GENERAL MOTORS INVESTMENT
                             MANAGEMENT CORPORATION

                             By: /s/ W. Allen Reed
                                 ------------------
                                    as its President and Chief Executive Officer
                                           -------------------------------------


                             JPMorgan Chase Bank, as Trustee for
                             First Plaza Group Trust (as directed by
                             General Motors Investment Management
                             Corporation)

                             By: /s/ John Weeda
                                 --------------
                                    as its Trustee
                                       -----------
                                       33

                    GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

                  Subsequential Admitted Member Signature Page

Date:                       Member:

                                    EXHIBIT A

                                      FUNDS

1.   GMAM Absolute Return Strategy Fund I.

                                       35